Ex. q

POWER OF ATTORNEY

The undersigned constitutes each of Mary C. Moynihan and Gwendolyn A. Williamson, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Acorn Trust and Wanger Advisors Trust (each a “Trust”), post-effective amendments to the registration statement for each Trust on Form N-1A to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933 (1) by April 29, 2020, with an effective date of May 1, 2020, to update the financial statements of each Trust and make other non-material disclosure changes and (2) within 15 days of May 1, 2020 to submit updated interactive data files in eXtensible Business Reporting Language in the manner provided by Rule 405 of Regulation S-T.

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed with the Securities and Exchange Commission as an exhibit to each Trust’s registration statement on Form N-1A, as described herein.

Dated: the 28th day of April, 2020

/s/ Laura M. Born	Chair of the Board
Laura M. Born

/s/ David J. Rudis	Vice Chair of the Board
David J. Rudis

/s/ Maureen M. Culhane	Trustee
Maureen M. Culhane

/s/ Margaret M. Eisen	Trustee
Margaret M. Eisen

/s/ John C. Heaton	Trustee
John C. Heaton

/s/ Charles R. Phillips	Trustee
Charles R. Phillips